Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Thomas Sonderman, Steve Manko, and Christopher Hilberg, and each of them individually (so long as each individual is an officer of SkyWater Technology, Inc. (the “Company”)), as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign the undersigned’s name as a director of the Company to the Registration Statement on Form S-3 relating to the registration of various securities by the Company, any amendments (including post-effective amendments) or supplements thereto, and any additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time by the Company of senior debt securities and subordinated debt securities, shares of the Company’s common stock, shares of the Company’s preferred stock, depositary shares, warrants, subscription rights, purchase contracts and units, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of August 19, 2022.

/s/ Nancy Fares	/s/ Thomas R. Lujan
Nancy Fares	Thomas R. Lujan

/s/ Gregory B. Graves	/s/ Gary J. Obermiller
Gregory B. Graves	Gary J. Obermiller

/s/ John T. Kurtzweil	/s/ Loren A. Unterseher
John T. Kurtzweil	Loren A. Unterseher

/s/ Chunyi Leong
Chunyi Leong